SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported)     July 23, 2004
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                                SOYO GROUP, INC.
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               (Exact name of Registrant as Specified in Charter)


           Nevada                      333-42036                  95-402724
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(State of Other Jurisdiction         (Commission               (IRS Employer
      of Incorporation)              File Number)            Identification No.)


                            1420 South Vintage Avenue
                            Ontario, California 91761
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                    (Address of Principal Executive Offices)



Registrant's telephone number, including area code   (909) 937-0778
                                                     ---------------------------


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          (Former Name or Former Address, if Changed Since Last Report)

Item 4.  Changes in Registrant's Certifying Accountant

         Effective July 23, 2004, Soyo Group, Inc. (the "Company") dismissed Grobstein, Horwath & Company LLP ("Grobstein"), as the Company's independent registered public accounting firm. Effective July 26, 2004, the Company engaged Vasquez & Company LLP ("Vasquez") as the Company's new independent registered public accounting firm. The dismissal of Grobstein and the engagement of Vasquez were approved by the Company's Board of Directors.

         During the years ended December 31, 2002 and 2003, and the subsequent interim period from January 1, 2004 through July 26, 2004, neither the Company, nor anyone on its behalf, consulted with Vasquez regarding; (i) either the application of accounting principles to a specified transaction, either completed or proposed: or the type of audit opinion that might be rendered on the Company's financial statements and no written report or oral advice was provided that Vasquez concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement as defined at Item 304(a)(1)(iv) or a reportable event as defined at Item 304 (a)(1)(iv) of Regulation S-K.

         Grobstein audited the Company's financial statements for the fiscal years ended December 31, 2002 and 2003. Grobstein's reports for these periods did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to audit scope or accounting principles, except that such reports contained a modification paragraph that indicated that as a result of the Company's losses from operations there was substantial doubt about the Company's ability to continue as a going concern.

         During the fiscal years ended December 31, 2002 and 2003, and the interim period from January 1, 2004 through July 23, 2004, there were no disagreements with Grobstein on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Grobstein, would have caused such firm to make reference to the subject matter of the disagreements in connection with its reports on the Company's financial statements. In addition, there were no such events as described under Item 304(a)(1)(v) of Regulation S-K during the fiscal years ended December 31, 2002 and 2003 and the interim period from January 1, 2004 through July 23, 2004, except that (a) as described in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (Item 9A) and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004 (Item 4), the Company's disclosure controls and procedures were not adequate, (b) by letter dated July 15, 2004, Grobstein stated that it noted certain deficiencies involving internal controls that Grobstein considered to be significant deficiencies that, in the aggregate, constitute material weaknesses under standards established by the American Institute of Certified Public Accountants.

         The Company has provided Grobstein with a copy of the disclosures contained herein, and has requested that it furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in response to Item 304(a) regarding its involvement with the Company as its independent registered public accounting firm and, if not, stating the respects in which it does not agree. Grobstein's response will be filed as an amendment.



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements. None
(b) Pro Forma Financial Statements. None
(c) Exhibits. None

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SOYO GROUP, INC.

Date:    July 28, 2004              By:   /s/Ming Tung Chok
                                       -----------------------------------------
                                    Name:  Ming Tung Chok
                                    Title: President and Chief Executive Officer